Exhibit 99.1

Nuvation Bio Reports First Quarter 2021 Financial Results and Provides Business Update

Ongoing enrollment in Phase 1/2 study of NUV-422 in high-grade gliomas

Strong balance sheet with cash, cash equivalents and marketable securities of

$824.7million as of March 31, 2021

Previously issued 2020 financial statements of Panacea Acquisition Corp. being restated based on recent SEC guidance

NEW YORK – May 17, 2021 – Nuvation Bio Inc. (NYSE: NUVB), a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates, today reported its financial results for the first quarter ended March 31, 2021, and provided a business update.

“Nuvation Bio continues to make meaningful progress on advancing our deep pipeline of therapies for difficult-to-treat cancers and remains on track to submit five additional Investigational New Drug (IND) applications by 2026,” said David Hung, M.D., founder and chief executive officer of Nuvation Bio. “We also continue to enroll and dose patients in our Phase 1/2 study of NUV-422, our lead cyclin-dependent kinase (CDK) 2/4/6 inhibitor, in high-grade gliomas and expect top-line data from the Phase 1 portion of this study in 2022. Our strong cash, cash equivalents and marketable securities of $824.7 million at the end of the first quarter provides us sufficient resources to continue to execute on our robust clinical development plan and grow our pipeline of novel and mechanistically distinct cancer treatments.”

Recent Business Highlights

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Enrollment ongoing in Phase 1/2 study of NUV-422. Nuvation Bio continues to enroll and dose patients in the Phase 1/2 study of its lead investigational compound, NUV-422, a CDK 2/4/6 inhibitor, in adult patients with recurrent or refractory high-grade gliomas, including glioblastoma multiforme (GBM). The Phase 1 dose escalation portion of the study is designed to evaluate safety and tolerability, as well as to determine a recommended Phase 2 dose based on the tolerability profile and pharmacokinetic properties of NUV-422. The Phase 2 dose expansion portion of the study is expected to initially focus on patients with high-grade gliomas and is designed to evaluate overall response rate, duration of response and survival. Data from the Phase 1 portion of this study is expected in 2022.

First Quarter 2021 Financial Results

As of March 31, 2021, Nuvation Bio had cash, cash equivalents, and marketable securities of $824.7 million.

For the three months ended March 31, 2021, research and development expenses were $15.9 million, compared to $7.3 million for the three months ended March 31, 2020. The increase of $8.6 million was due to an increase in third-party costs related to research services and manufacturing to advance our current preclinical programs and Phase 1/2 clinical trial. Also, the current period includes approximately $3.7 million related to the issuance of common stock as consideration for the purchase of in-process research and development.

For the three months ended March 31, 2021, general and administrative expenses were $4.6 million, compared to $1.9 million for the three months ended March 31, 2020. The increase of $2.7 million was due to increased personnel-related costs driven by an increase in headcount, as well as increases in professional fees, insurance costs and tax expense.

For the three months ended March 31, 2021, Nuvation Bio reported a net loss of $20.4 million, or $(0.12) per share. This compares to a net loss of $8.7 million, or $(0.10) per share, for the comparable period in 2020.

Restatement of Panacea Financial Statements

Nuvation Bio also announced that, as reported in a Current Report on Form 8-K filed with the SEC on May 14, 2021, as a result of guidance provided by the SEC on April 12, 2021 regarding the accounting for warrants issued by special purpose acquisition companies (SPACs), it is restating the previously issued 2020 consolidated financial statements of Panacea Acquisition Corp. (Panacea). Panacea combined with Nuvation Bio Inc. (Legacy Nuvation Bio) and changed its name to Nuvation Bio Inc. on February 10, 2021 (the Merger).

The restatement pertains to the accounting treatment for Panacea’s public and private placement warrants that were outstanding on December 31, 2020, as well as the forward purchase agreement (the “FPA”) with certain anchor investors, which provided for the potential future issuance of securities, including additional warrants. Consistent with market practice among SPACs, Panacea had been accounting for the warrants and the FPA as equity under a fixed accounting model. However, in light of the recent SEC guidance, we are restating Panacea’s historical financial statements for the year ended December 31, 2020 such that the warrants and the FPA are accounted for as liabilities and marked-to-market each reporting period. In general, under the mark-to-market accounting model, we measure the fair value of the liability-classified warrants and the FPA at the end of each reporting period and recognize any changes in their fair value in our operating results. As of December 31, 2020, Panacea had 4,954,167 warrants outstanding and subject to reclassification. Upon completion of the Merger, an additional 833,333 warrants were issued pursuant to the FPA.

The change in accounting treatment does not impact the historical financial statements of Legacy Nuvation Bio, which became the historical financial statements of the combined company upon completion of the Merger. In addition, Nuvation Bio currently expects that the reclassification of the warrants will have no impact on the liquidity or cash or cash equivalents in the historical financial statements of Panacea.

About Nuvation Bio

Nuvation Bio is a biopharmaceutical company tackling some of the greatest unmet needs in oncology by developing differentiated and novel therapeutic candidates. Nuvation Bio’s proprietary portfolio includes six novel and mechanistically distinct oncology therapeutic product candidates, each targeting some of the most difficult-to-treat types of cancer. Nuvation Bio was founded in 2018 by biopharma industry veteran David Hung, M.D., who previously founded Medivation, Inc., which brought to patients one of the world’s leading prostate cancer medicines. Nuvation Bio has offices in New York and San Francisco. For more information, please visit www.nuvationbio.com.

Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the potential therapeutic benefit of Nuvation Bio’s product candidates, expected future IND filings, the expected timing of clinical trial data and the expected impact of the restatement of Panacea’s 2020 financial statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management team of Nuvation Bio and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Nuvation Bio. Forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed in the Quarterly Report on Form 10-Q filed with the SEC on or about May 17, 2021, in the section titled “Item 1A. Risk Factors,” and other documents that Nuvation Bio has filed or will file with the SEC. If any of these risks materialize or Nuvation Bio’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Nuvation Bio does not presently know, or that Nuvation Bio currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Nuvation Bio’s expectations, plans or forecasts of future events and views as of the date of this press release. Nuvation Bio anticipates that subsequent events and developments will cause Nuvation Bio’s assessments to change. However, while Nuvation Bio may elect to update these forward-looking statements at some point in the future, Nuvation Bio specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nuvation Bio’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Nuvation Bio Investor Contact:

ir@nuvationbio.com

Nuvation Bio Media Contact:

Argot Partners

Leo Vartorella

leo@argotpartners.com

NUVATION BIO INC. and Subsidiaries

Condensed Balance Sheets

(In thousands, except share and per share data)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$638,904	$29,755
Prepaid expenses	5,138	914
Marketable securities available-for-sale, at fair value	185,809	185,997
Interest receivable on marketable securities	1,015	1,092
Deferred financing costs	—	2,925

Total current assets	830,866	220,683
Property and equipment, net	772	688
Other assets:
Lease security deposit	421	421

Total assets	$832,059	$221,792

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,003	$2,171
Accrued expenses	3,984	4,380

Total current liabilities	9,987	6,551
Warrant liability	15,561	—
Deferred rent - non current	167	157

Total liabilities	25,715	6,708

Commitments and contingencies (Note 11)
Stockholders’ equity
Class A and Class B common stock and additional paid in capital, $0.0001 par value per share; 1,060,000,000 shares authorized as of March 31, 2021 (Class A 1,000,000,000, Class B 60,000,000) and 1,174,094,678 shares authorized as of December 31, 2020 (Class A 880,000,000, Class B 294,094,678); 217,650,055 (Class A 216,650,055, Class B 1,000,000) and 149,042,155 (Class A 91,397,142, Class B 57,645,013) issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	901,720	289,482
Accumulated deficit	(96,357)	(75,955)
Accumulated other comprehensive income	981	1,557

Total stockholders’ equity	806,344	215,084

Total liabilities and stockholders’ equity	$832,059	$221,792

NUVATION BIO INC. and Subsidiaries

Condensed Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

For The Three Months Ended March 31,	2021	2020
Operating expenses:
Research and development	$15,879	$7,295
General and administrative	4,605	1,925

Total operating expenses	20,484	9,220

Loss from operations	(20,484)	(9,220)

Other income (expense):
Interest income	438	519
Investment advisory fees	(108)	(60)
Change in fair value of warrant liability	(293)	—

Realized gain on marketable securities	45	15

Total other income (expense)	82	474
Loss before income taxes	(20,402)	(8,746)
Provision for income taxes	—	—

Net loss	$(20,402)	$(8,746)

Net loss attributable to common stockholders
Net loss per share attributable to common stockholders, basic and diluted	$(0.12)	$(0.10)

Weighted average common shares outstanding, basic and diluted	169,659,037	85,714,375

Comprehensive loss:
Net loss	$(20,402)	$(8,746)
Other comprehensive income, net of taxes:
Change in unrealized (loss) gain on available-for-sale securities	(576)	819

Comprehensive loss	$(20,978)	$(7,927)